SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 23, 2004
(To Prospectus dated January 26, 2004)


                                   CWALT, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2004-3T1
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2004-3T1

                                ---------------


--------------------------
The Class PO
Certificates represent              The Class PO Certificates
obligations of the trust
only and do not                     o   This supplement relates to the offering of the Class PO Certificates of the
represent an interest in                series referenced above. This supplement does not contain complete
or obligation of                        information about the offering of the Class PO Certificates. Additional
CWALT, Inc.,                            information is contained in the prospectus supplement dated March 23, 2004,
Countrywide Home                        prepared in connection with the offering of the offered certificates of the
Loans, Inc.,                            series referenced above and in the prospectus of the depositor dated
Countrywide Home                        January 26, 2004. You are urged to read this supplement, the prospectus
Loans Servicing LP, or                  supplement and the prospectus in full.
any of their affiliates.
                                    o   As of June 25, 2004, the class certificate balance of the Class PO
This supplement may                     Certificates was approximately $3,692,205.
be used to offer and sell
the offered certificates            o   Exhibit 1 to this supplement is the monthly statement made available to
only if accompanied by                  holders of the Class PO Certificates on the June 25, 2004 distribution
the prospectus                          date.
supplement and the
prospectus.                         o   This supplement also modifies the "Method of Dis tribution" section on page
                                        S-60 of the prospectus supplement and the "Yield, Prepayment and Maturity
--------------------------              Considerations" section on page S-45 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWALT , Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

July 23, 2004

                             ADDITIONAL INFORMATION

          You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

               o the prospectus supplement, dated March 23, 2004 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

               o the prospectus of the depositor, dated January 26. 2004, which is attached to, and forms a part of this supplement.

                            DESCRIPTION OF COLLATERAL

Reports to Certificateholders

          The monthly statement furnished to the Certificateholders on the June 25, 2004 Distribution Date (the "Certificate Date") is included herein as
Exhibit 1.

                             METHOD OF DISTRIBUTION

          Pursuant to a Placement Agency Agreement, dated as of July 23, 2004, between Countrywide Securities Corporation and Countrywide Home Loans, Inc., Countrywide Securities Corporation has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and Countrywide Home Loans, Inc. has agreed to sell the Class PO Certificates through Countrywide Securities Corporation. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

          The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is July 23, 2004, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 70.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                      Percentage of the Prepayment Assumption
                         -----------------------------------------------------
    Class                   0%          50%        100%        150%      200%
    -----                ---------  -----------  ---------  --------  --------
    Class PO............. 2.0%         2.8%        3.7%        4.6%      5.6%

          It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

    THE                                              Distribution Date: 6/25/04
  BANK OF
 NEW YORK

101 Barclay Street, 8 East
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew            Mortgage Pass-Through Certificates
           212-815-3236                               Series 2004-3T1
Associate: AnnMarie Cassano                 Alternative Loan Trust 2004-3T1
           212-815-8318



                 Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------------------------------
                                      Certificate                       Pass
                           Class         Rate         Beginning        Through       Principal       Interest          Total
Class      Cusip        Description      Type         Balance          Rate (%)    Distribution    Distribution    Distribution
----------------------------------------------------------------------------------------------------------------------------------
 A1      12667FDN2         Senior     Var-30/360    67,352,703.26       1.600000    2,074,655.57      89,803.60     2,164,459.18
 A2      12667FDP7       Strip IO     Var-30/360    67,352,703.26       6.400000            0.00     359,214.42       359,214.42
 A3      12667FDQ5         Senior     Fix-30/360   134,705,415.80       5.000000    4,149,311.43     561,272.57     4,710,584.00
 A4      12667FDR3         Senior     Fix-30/360    13,095,000.00       6.000000            0.00      65,475.00        65,475.00
 PO      12667FDW2       Strip PO     Fix-30/360     3,814,655.70       0.000000      122,451.05           0.00       122,451.05
 AR      12667FDS1         Senior     Fix-30/360             0.00       6.000000            0.00           0.00             0.00
----------------------------------------------------------------------------------------------------------------------------------
  M      12667FDT9         Junior     Fix-30/360     9,485,123.56       6.000000        8,795.21      47,425.62        56,220.83
 B1      12667FDU6         Junior     Fix-30/360     1,996,868.12       6.000000        1,851.62       9,984.34        11,835.96
 B2      12667FDV4         Junior     Fix-30/360     1,248,042.57       6.000000        1,157.26       6,240.21         7,397.48
 B3      12667FFC4         Junior     Fix-30/360       998,434.06       6.000000          925.81       4,992.17         5,917.98
 B4      12667FFD2         Junior     Fix-30/360       748,825.54       6.000000          694.36       3,744.13         4,438.49
 B5      12667FFE0         Junior     Fix-30/360       499,983.37       6.000000          463.57       2,499.92         2,963.48
----------------------------------------------------------------------------------------------------------------------------------
Totals                                             233,945,051.98                   6,360,305.88   1,150,651.98     7,510,957.87
----------------------------------------------------------------------------------------------------------------------------------

                 Certificateholder Monthly Distribution Summary

-------------------------------------------------------------------------------
                             Current                           Cumulative
                            Realized        Ending               Realized
Class      Cusip             Losses        Balance                Losses
-------------------------------------------------------------------------------
 A1      12667FDN2            0.00       65,278,047.69              0.00
 A2      12667FDP7            0.00       65,278,047.69              0.00
 A3      12667FDQ5            0.00      130,556,104.37              0.00
 A4      12667FDR3            0.00       13,095,000.00              0.00
 PO      12667FDW2            0.00        3,692,204.66              0.00
 AR      12667FDS1            0.00                0.00              0.00
-------------------------------------------------------------------------------
  M      12667FDT9            0.00        9,476,328.35              0.00
 B1      12667FDU6            0.00        1,995,016.49              0.00
 B2      12667FDV4            0.00        1,246,885.31              0.00
 B3      12667FFC4            0.00          997,508.25              0.00
 B4      12667FFD2            0.00          748,131.19              0.00
 B5      12667FFE0            0.05          499,519.75              0.06
-------------------------------------------------------------------------------
Totals                        0.05      227,584,746.06              0.06
-------------------------------------------------------------------------------

    THE                                              Distribution Date: 6/25/04
  BANK OF
 NEW YORK

101 Barclay Street, 8 East
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew            Mortgage Pass-Through Certificates
           212-815-3236                               Series 2004-3T1
Associate: AnnMarie Cassano                 Alternative Loan Trust 2004-3T1
           212-815-8318



                         Principal Distribution Detail

-------------------------------------------------------------------------------------------------------------------------------
                         Original         Beginning        Scheduled                          Unscheduled          Net
                       Certificate       Certificate       Principal         Accretion         Principal        Principal
Class     Cusip          Balance           Balance       Distribution        Principal         Adjustments     Distribution
-------------------------------------------------------------------------------------------------------------------------------
A1      12667FDN2     72,600,330.00    67,352,703.26     2,074,655.57            0.00             0.00       2,074,655.57
A2      12667FDP7     72,600,330.00    67,352,703.26             0.00            0.00             0.00               0.00
A3      12667FDQ5    145,200,670.00   134,705,415.80     4,149,311.43            0.00             0.00       4,149,311.43
A4      12667FDR3     13,095,000.00    13,095,000.00             0.00            0.00             0.00               0.00
PO      12667FDW2      4,103,132.46     3,814,655.70       122,451.05            0.00             0.00         122,451.05
AR      12667FDS1            100.00             0.00             0.00            0.00             0.00               0.00
-------------------------------------------------------------------------------------------------------------------------------
 M      12667FDT9      9,500,000.00     9,485,123.56         8,795.21            0.00             0.00           8,795.21
B1      12667FDU6      2,000,000.00     1,996,868.12         1,851.62            0.00             0.00           1,851.62
B2      12667FDV4      1,250,000.00     1,248,042.57         1,157.26            0.00             0.00           1,157.26
B3      12667FFC4      1,000,000.00       998,434.06           925.81            0.00             0.00             925.81
B4      12667FFD2        750,000.00       748,825.54           694.36            0.00             0.00             694.36
B5      12667FFE0        500,767.54       499,983.37           463.57            0.00             0.00             463.57
-------------------------------------------------------------------------------------------------------------------------------
Totals               250,000,000.00   233,945,051.98     6,360,305.88            0.00             0.00       6,360,305.88
-------------------------------------------------------------------------------------------------------------------------------


                         Principal Distribution Detail

-------------------------------------------------------------------------------
                                 Current         Ending             Ending
                                Realized        Certificate       Certificate
Class     Cusip                  Losses          Balance             Factor
-------------------------------------------------------------------------------
A1      12667FDN2                 0.00       65,278,047.69        0.89914257534
A2      12667FDP7                 0.00       65,278,047.69        0.89914257534
A3      12667FDQ5                 0.00      130,556,104.37        0.89914257534
A4      12667FDR3                 0.00       13,095,000.00        1.00000000000
PO      12667FDW2                 0.00        3,692,204.66        0.89985022247
AR      12667FDS1                 0.00                0.00        0.00000000000
-------------------------------------------------------------------------------
 M      12667FDT9                 0.00        9,476,328.35        0.99750824690
B1      12667FDU6                 0.00        1,995,016.49        0.99750824690
B2      12667FDV4                 0.00        1,246,885.31        0.99750824690
B3      12667FFC4                 0.00          997,508.25        0.99750824690
B4      12667FFD2                 0.00          748,131.19        0.99750824690
B5      12667FFE0                 0.05          499,519.75        0.99750824690
-------------------------------------------------------------------------------
Totals                            0.05      227,584,746.06
-------------------------------------------------------------------------------

    THE                                              Distribution Date: 6/25/04
  BANK OF
 NEW YORK

101 Barclay Street, 8 East
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew            Mortgage Pass-Through Certificates
           212-815-3236                               Series 2004-3T1
Associate: AnnMarie Cassano                 Alternative Loan Trust 2004-3T1
           212-815-8318


                          Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
          Beginning              Pass            Accrued             Cumulative                           Total           Net
         Certificate           Through           Optimal              Unpaid             Deferred       Interest       Prepayment
Class      Balance             Rate (%)          Interest             Interest           Interest          Due       Int Shortfall
----------------------------------------------------------------------------------------------------------------------------------
 A1      67,352,703.26          1.600000         89,803.60               0.00               0.00        89,803.60           0.00
 A2      67,352,703.26          6.400000        359,214.42               0.00               0.00       359,214.42           0.00
 A3     134,705,415.80          5.000000        561,272.57               0.00               0.00       561,272.57           0.00
 A4      13,095,000.00          6.000000         65,475.00               0.00               0.00        65,475.00           0.00
 PO       3,814,655.70          0.000000              0.00               0.00               0.00             0.00           0.00
 AR               0.00          6.000000              0.00               0.00               0.00             0.00           0.00
----------------------------------------------------------------------------------------------------------------------------------
  M       9,485,123.56          6.000000         47,425.62               0.00               0.00        47,425.62           0.00
 B1       1,996,868.12          6.000000          9,984.34               0.00               0.00         9,984.34           0.00
 B2       1,248,042.57          6.000000          6,240.21               0.00               0.00         6,240.21           0.00
 B3         998,434.06          6.000000          4,992.17               0.00               0.00         4,992.17           0.00
 B4         748,825.54          6.000000          3,744.13               0.00               0.00         3,744.13           0.00
 B5         499,983.37          6.000000          2,499.92               0.00               0.00         2,499.92           0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals  233,945,051.98                        1,150,651.98               0.00               0.00     1,150,651.98           0.00
----------------------------------------------------------------------------------------------------------------------------------


                          Interest Distribution Detail

----------------------------------------------------------------------------
          Beginning                       Unscheduled
         Certificate                        Interest            Interest
Class      Balance                        Adjustment               Paid
----------------------------------------------------------------------------
 A1      67,352,703.26                        0.00             89,803.60
 A2      67,352,703.26                        0.00            359,214.42
 A3     134,705,415.80                        0.00            561,272.57
 A4      13,095,000.00                        0.00             65,475.00
 PO       3,814,655.70                        0.00                  0.00
 AR               0.00                        0.00                  0.00
----------------------------------------------------------------------------
  M       9,485,123.56                        0.00             47,425.62
 B1       1,996,868.12                        0.00              9,984.34
 B2       1,248,042.57                        0.00              6,240.21
 B3         998,434.06                        0.00              4,992.17
 B4         748,825.54                        0.00              3,744.13
 B5         499,983.37                        0.00              2,499.92
----------------------------------------------------------------------------
Totals  233,945,051.98                        0.00          1,150,651.98
----------------------------------------------------------------------------

    THE                                              Distribution Date: 6/25/04
  BANK OF
 NEW YORK

101 Barclay Street, 8 East
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew            Mortgage Pass-Through Certificates
           212-815-3236                               Series 2004-3T1
Associate: AnnMarie Cassano                 Alternative Loan Trust 2004-3T1
           212-815-8318


                          Current Payment Information
                               Factors per $1,000



----------------------------------------------------------------------------------------------------------------------------------
                          Original          Beginning Cert.                                   Ending Cert.        Pass
                         Certificate           Notional         Principal        Interest       Notional         Through
Class     Cusip            Balance             Balance         Distribution    Distribution     Balance          Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
 A1       12667FDN2      72,600,330.00       927.718968515     28.576393173     1.236958625    899.142575342     1.600000
 A2       12667FDP7      72,600,330.00       927.718968515      0.000000000     4.947834499    899.142575342     6.400000
 A3       12667FDQ5     145,200,670.00       927.718968515     28.576393173     3.865495702    899.142575342     5.000000
 A4       12667FDR3      13,095,000.00     1,000.000000000      0.000000000     5.000000000  1,000.000000000     6.000000
 PO       12667FDW2       4,103,132.46       929.693530710     29.843308242     0.000000000    899.850222468     0.000000
 AR       12667FDS1             100.00         0.000000000      0.000000000     0.000000000      0.000000000     6.000000
----------------------------------------------------------------------------------------------------------------------------------
  M       12667FDT9       9,500,000.00       998.434058442      0.925811546     4.992170292    997.508246896     6.000000
 B1       12667FDU6       2,000,000.00       998.434058442      0.925811546     4.992170292    997.508246896     6.000000
 B2       12667FDV4       1,250,000.00       998.434058442      0.925811546     4.992170292    997.508246896     6.000000
 B3       12667FFC4       1,000,000.00       998.434058442      0.925811546     4.992170292    997.508246896     6.000000
 B4       12667FFD2         750,000.00       998.434058442      0.925811546     4.992170292    997.508246896     6.000000
 B5       12667FFE0         500,767.54       998.434058442      0.925711075     4.992170292    997.508246896     6.000000
----------------------------------------------------------------------------------------------------------------------------------
Totals                  250,000,000.00       935.780207920     25.441223520     4.602607920    910.338984240
----------------------------------------------------------------------------------------------------------------------------------

    THE
  BANK OF
 NEW YORK

101 Barclay Street, 8 East
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew            Mortgage Pass-Through Certificates
           212-815-3236                               Series 2004-3T1
Associate: AnnMarie Cassano                 Alternative Loan Trust 2004-3T1
           212-815-8318


Pool Level Data
Distribution Date                                                                                                        6/25/04
Cut-off Date                                                                                                              3/1/04
Determination Date                                                                                                        6/1/04
Accrual Period 30/360          Begin                                                                                      5/1/04
                               End                                                                                        6/1/04
Number of Days in 30/360 Accrual Period                                                                                       30


------------------------------------------------------------------
                      Collateral Information
------------------------------------------------------------------

Group 1
--------
Cut-Off Date Balance                                                                                              250,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                 233,945,051.98
Ending Aggregate Pool Stated Principal Balance                                                                    227,584,746.04

Beginning Aggregate Certificate Stated Principal Balance                                                          233,945,051.98
Ending Aggregate Certificate Stated Principal Balance                                                             227,584,746.04

Beginning Aggregate Loan Count                                                                                               487
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               14
Ending Aggregate Loan Count                                                                                                  473

Beginning Weighted Average Loan Rate (WAC)                                                                             6.368483%
Ending Weighted Average Loan Rate (WAC)                                                                                6.368147%

Beginning Net Weighted Average Loan Rate                                                                               5.902165%
Ending Net Weighted Average Loan Rate                                                                                  5.902659%

Weighted Average Maturity (WAM) (Months)                                                                                     353

Servicer Advances                                                                                                      26,341.79

Aggregate Pool Prepayment                                                                                           6,142,850.18
Pool Prepayment Rate                                                                                                 27.3563 CPR



                                     Page 1

    THE
  BANK OF
 NEW YORK

101 Barclay Street, 8 East
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew            Mortgage Pass-Through Certificates
           212-815-3236                               Series 2004-3T1
Associate: AnnMarie Cassano                 Alternative Loan Trust 2004-3T1
           212-815-8318


------------------------------------------------------
                Certificate Information
------------------------------------------------------

Group 1
-------

Senior Percentage                                                                                                 93.4918300854%
Senior Prepayment Percentage                                                                                     100.0000000000%

Subordinate Percentage                                                                                             6.5081699146%
Subordinate Prepayment Percentage                                                                                  0.0000000000%



Certificate Account

Beginning Balance                                                                                                           0.00

Deposit
Payments of Interest and Principal                                                                                  7,593,067.58
Liquidation Proceeds                                                                                                        0.00
All Other Proceeds                                                                                                          0.00
Other Amounts                                                                                                               0.00

Total Deposits                                                                                                      7,593,067.58


Withdrawals
Reimbursement of Servicer Advances                                                                                          0.00
Payment of Master Servicer Fees                                                                                        41,692.36
Payment of Sub Servicer Fees                                                                                           40,417.36
Payment of Other Fees                                                                                                  39,810.27
Payment of Insurance Premium(s)                                                                                             0.00
Payment of Personal Mortgage Insurance                                                                                    607.08
Other Permitted Withdrawal per the Pooling and Service Agreement                                                            0.00
Payment of Principal and Interest                                                                                   7,510,957.86
                                                                                                                   -------------
Total Withdrawals                                                                                                   7,633,484.94

Ending Balance                                                                                                              0.00



Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                               7,046.19



                                     Page 2

    THE
  BANK OF
 NEW YORK

101 Barclay Street, 8 East
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew            Mortgage Pass-Through Certificates
           212-815-3236                               Series 2004-3T1
Associate: AnnMarie Cassano                 Alternative Loan Trust 2004-3T1
           212-815-8318


Compensation for Gross PPIS from Servicing Fees                                                                         7,046.19
Other Gross PPIS Compensation                                                                                               0.00
                                                                                                                        --------
Total Net PPIS (Non-Supported PPIS)                                                                                        -0.00



Master Servicing Fees Paid                                                                                             41,692.36
Insurance Premium(s) Paid                                                                                                   0.00
Personal Mortgage Insurance Fees Paid                                                                                     607.08
Other Fees Paid                                                                                                        39,810.27
                                                                                                                       ---------
Total Fees                                                                                                             82,109.72

-------------------------------------------------------------
                   Delinquency Information
-------------------------------------------------------------

Group 1
-------


Delinquency                                    One Payment         Two Payments          Three+ Payments                  Totals
-----------                                    -----------         ------------          ---------------                 -------
Scheduled Principal Balance                   2,315,472.91         1,764,016.72                     0.00            4,079,489.63
Percentage of Total Pool Balance                 1.017411%            0.775103%                0.000000%               1.792515%
Number of Loans                                          6                    3                        0                       9
Percentage of Total Loans                        1.268499%            0.634249%                0.000000%               1.902748%

Foreclosure

Scheduled Principal Balance                           0.00                 0.00                     0.00                    0.00
Percentage of Total Pool Balance                 0.000000%            0.000000%                0.000000%               0.000000%
Number of Loans                                          0                    0                        0                       0
Percentage of Total Loans                        0.000000%            0.000000%                0.000000%               0.000000%

Bankruptcy
----------

Scheduled Principal Balance                           0.00                 0.00                     0.00                    0.00
Percentage of Total Pool Balance                 0.000000%            0.000000%                0.000000%               0.000000%
Number of Loans                                          0                    0                        0                       0
Percentage of Total Loans                        0.000000%            0.000000%                0.000000%               0.000000%



                                     Page 3

    THE
  BANK OF
 NEW YORK

101 Barclay Street, 8 East
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew            Mortgage Pass-Through Certificates
           212-815-3236                               Series 2004-3T1
Associate: AnnMarie Cassano                 Alternative Loan Trust 2004-3T1
           212-815-8318



REO
---

Scheduled Principal Balance                           0.00                 0.00                     0.00                    0.00
Percentage of Total Pool Balance                 0.000000%            0.000000%                0.000000%               0.000000%
Number of Loans                                          0                    0                        0                       0
Percentage of Total Loans                        0.000000%            0.000000%                0.000000%               0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00


---------------------------------------------------------------------
             Subordination/Credit Enhancement Information
---------------------------------------------------------------------


Protection                                                                                      Original                 Current
Bankruptcy Loss                                                                                     0.00                    0.00
Bankruptcy Percentage                                                                          0.000000%               0.000000%
Credit/Fraud Loss                                                                                   0.00            5,000,000.00
Credit/Fraud Loss Percentage                                                                   0.000000%               2.196984%
Special Hazard Loss                                                                                 0.00                    0.00
Special Hazard Loss Percentage                                                                 0.000000%               0.000000%

Credit Support                                                                                  Original                 Current

Class A                                                                                   234,999,232.46          212,621,356.71
Class A Percentage                                                                            93.999693%              93.425135%

Class M                                                                                     9,500,000.00            9,476,328.35
Class M Percentage                                                                             3.800000%               4.163868%

Class B1                                                                                    2,000,000.00            1,995,016.49
Class B1 Percentage                                                                            0.800000%               0.876604%

Class B2                                                                                    1,250,000.00            1,246,885.31
Class B2 Percentage                                                                            0.500000%               0.547877%



                                     Page 4

    THE
  BANK OF
 NEW YORK

101 Barclay Street, 8 East
New York, NY 10286
                                           Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew            Mortgage Pass-Through Certificates
           212-815-3236                               Series 2004-3T1
Associate: AnnMarie Cassano                 Alternative Loan Trust 2004-3T1
           212-815-8318



Credit Support                                                                                  Original                 Current
--------------                                                                                  --------                 -------

Class B3                                                                                    1,000,000.00              997,508.25
Class B3 Percentage                                                                            0.400000%               0.438302%

Class B4                                                                                      750,000.00              748,131.19
Class B4 Percentage                                                                            0.300000%               0.328726%

Class B5                                                                                      500,767.54              499,519.75
Class B5 Percentage                                                                            0.200307%               0.219487%



                                     Page 5